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                                                               EXHIBIT 23(b)(i)

                          [Letterhead of Ernst & Young]

                   REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1998 with respect to the financial statements of Ninotsminda Oil Company Limited (formerly "JKX (Ninotsminda) Limited") included in the Registration Statement (Form S-3) and related prospectus of Fountain Oil Incorporated for the registration of 22,472,860 shares of its common stock.

                                         /s/  Ernst & Young
                                              ---------------------
                                              Ernst & Young
                                              Chartered Accountants

Limassol, Cyprus
May 29, 1998